Exhibit 10.1
DEFERRED COMPENSATION PLAN
OF
THE PEOPLES BANK, BILOXI, MISSISSIPPI
(as amended and restated as of October 1, 2007)
     This Deferred Compensation Plan (the “Plan”) is amended and restated on this the 1st day of October, 2007, effective as of October 1, 2007, by THE PEOPLES BANK, BILOXI, MISSISSIPPI, a Mississippi banking corporation (the “Bank”).
W I T N E S S E T H:
     WHEREAS, the Bank, desiring to establish an unfunded deferred compensation arrangement for a select group of its management and highly compensated employees in order to attract, retain and motivate such employees, established the Plan effective as of January 1, 1994; and
     WHEREAS, the Bank retained the authority to amend the Plan; and
     WHEREAS, the Bank desires to amend the Plan to assure compliance with Section 409A of the Internal Revenue Code, and the regulations and authoritative guidance issued thereunder, and to clarify ambiguities in the original Plan document;
     NOW, THEREFORE, in consideration of the premises, the Bank hereby amends and restates The Peoples Bank, Biloxi, Mississippi, Deferred Compensation Plan, effective as of October 1, 2007, to read as follows:
     1. Definitions. When used herein, capitalized words and phrases shall have the meanings set forth in this Section except as otherwise provided herein or where the context clearly indicates otherwise or except as otherwise required under Code Section 409A.
(a)	Beneficiary. The person or trust that a Participant designates in writing to Bank in accordance with Section 5 hereof.

(b)	Benefits. See Section 3.

(c)	Board. The Board of Directors of The Peoples Bank, Biloxi, Mississippi

(d)	Claimant. A Participant or Beneficiary who believes he/she has not received the Benefits under the Plan to which he/she is entitled to receive.

(e)	Change of Control. A change in the ownership or effective control of the Bank or its parent corporation, Peoples Financial Corporation, or a change in the ownership of a substantial portion of the assets of the Bank or its parent corporation, Peoples Financial Corporation, all within the meaning of Treas. Reg. Section 1.409A-3(i)(5), provided, however, a Shareholder, as hereinafter defined in Section 1(n) may make the following transfers and such transfers shall be deemed not to be a Change of Control under this Section 1.1(e):

(1)	To any trust, company, or partnership created solely for the benefit of any Shareholder or any spouse of or any lineal descendant of any Shareholder;

(2)	To any individual or entity by bona fide gift;

(3)	To any spouse or former spouse of any Shareholder pursuant to the terms of a decree of divorce;

(4)	To any officer or employee of the Company pursuant to any incentive stock option plan established by the Shareholder;

(5)	To any family member of any Shareholder;

(6)	After receipt of any necessary regulatory approvals, to any company or partnership, including, but not limited to, a family limited partnership, a majority of the stock or interests of which company or partnership are owned by any of the Shareholder; or

(7)	To any existing Shareholder as of the Effective Date.
(f)	Code. The Internal Revenue Code of 1986, as amended.

(g)	Disability or Disabled. The Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Board, the Participant must submit proof of the Social Security Administration’s or the provider’s determination.

(h)	Early Retirement Date. The first day of any month coincident with or following the month in which the Participant completes 10 years of service and attains age 55.

(i)	Effective Date. October 1, 2007.

(j)	ERISA. The Employee Retirement Insurance Security Act of 1974, as amended.

(k)	Normal Retirement Date. The first day of the month coincident with or next following the Participant’s 65th birthday.

(l)	Participant. An employee who has satisfied the eligibility requirements of Section 2 hereof, who has been designated by the Board to be a participant in the Plan, and who has not otherwise forfeited his/her Benefit under the terms hereof.

(m)	Separation From Service or Separates From Service. A cessation of services rendered by the Participant to the Bank within the meaning of Treas. Reg. Section 1.409A-1(h).

(n)	Shareholder. The existing owners of all issued and outstanding stock of the Bank or Peoples Financial Corporation as of the Effective Date.

(o)	Specified Employee. A Participant who is described in Treas. Reg. Section 1.409A-1(i).
     2. Eligibility. A management or highly compensated employee of the Bank is eligible to become a Participant of the Plan provided he/she:
(a)	is currently employed by the Bank;

(b)	is a Vice President or higher level officer of the Bank; and

(c)	has been employed with the Bank for at least one year.
If a management or highly compensated employee has met the above requirements, the Board may designate such employee as a Participant in this Plan. The Board shall notify the Participant in writing of his/her participation in this Plan.
     3. Benefits. Upon the entitlement to benefits in accordance with Section 4 hereof, the Bank shall pay the Participant or his/her Beneficiary the sum of $10,000 each year for 10 years.
     4. Entitlement to and Payment of Benefits.
(a)	In General. A Participant shall be entitled to his/her Benefits upon his/her Separation from Service:

(1)	following the Participant’s Normal Retirement Date; or

(2)	following the Participant’s Early Retirement Date.
     Upon entitlement to Benefits, the first installment shall commence on the first day of the month coincident with or next following the entitlement to Benefits. The remaining nine installments of the Benefits shall be paid on each of the nine succeeding anniversary dates of the first installment.
(b)	Death Benefits.
(1)	Death After Commencement. If Participant dies before all of the Benefits under this Plan are paid to him/her, the unpaid balance will be paid to the Participant’s Beneficiary in the same manner as if the Participant had lived.

(2)	After Retirement Age but Before Separation. If a Participant who has reached his/her Early Retirement Date or Normal Retirement Date dies prior to Separation from Service with the Bank, his/her Beneficiary shall be entitled to the same Benefits that the Participant would have been entitled to under this Plan, with the payments commencing as of the first day of the second month following the death of the Participant, with the remaining nine installments being made on the anniversaries of the first installment.

(3)	Death Before Retirement Age. If a Participant dies prior to his/her Early Retirement Date or Normal Retirement Date, his/her Beneficiary shall be entitled to the Participant’s Benefits, with payments commencing as of the first day of the second month following the death of the Participant, with the remaining nine installments being made on the anniversaries of the first installment.
(c)	Disability Benefits. A Participant who suffers a Disability shall be entitled to his/her Benefits commencing as of the first day of the month following the month in which the Participant is determined to be Disabled, with the remaining nine installments being made on the anniversaries of the first installment.

(d)	Other Separations. In the event a Participant Separates From Service before the Early or Normal Retirement Date, Death or Disability, he/she shall be entitled to no Benefits hereunder.

(e)	No Duplication of Benefits. Subject to the forfeiture provisions as provided herein, the maximum amount of Benefits to which a Participant and his/her Beneficiary shall be entitled shall be the amount described in Section 3 hereof. Once a Participant and/or his Beneficiary shall become entitled to a benefit under a particular provision hereof, he/she shall not later become entitled to Benefits under a different provision, it being the intention of the Bank that there shall be no duplication of benefits hereunder.

(f)	Restriction on Distributions to Specified Employees. Notwithstanding any provision of this Plan to the contrary, if any Participant is considered a Specified Employee at Separation from Service, no Benefit distributions to such Participant shall be made during the first six (6) months following Separation from Service. Any distribution otherwise payable to such Participant shall be accumulated and paid to the Participant in a single sum on the first day of the seventh month following Separation from Service and all other distributions shall be made in the manner specified.

(g)	Withholdings From Payments. All payments to be made to a Participant or a Beneficiary shall be subject to all customary tax withholdings applicable to payments of this type.

(h)	No Suspension Upon Re-employment. Once Benefit payments commence hereunder, such payments shall continue to be made notwithstanding the re-employment of the Participant by the Bank except as provided in Section 6 hereof.
     5. Designated Beneficiary. The Participant may designate or change his/her Beneficiary at any time and from time to time (without the consent of any prior Beneficiary). The Participant’s Beneficiary shall be as designated on a Beneficiary Designation in the form of Exhibit A to this Plan or another form acceptable to the Bank. A Participant may change his/her Beneficiary designation by properly executing a new Beneficiary Designation and delivering that form to the Bank, provided however, no change shall be effective until received by the Bank, and provided further, that no change shall be effective unless received by the Bank before the Participant’s death. Furthermore, each designation so made shall cancel and supersede all previous designations. The designated Beneficiary, designated successor Beneficiary, and any other person entitled to payments under this Plan shall be referred to in this Plan as the “Beneficiary” irrespective of the number thereof. The divorce of a Participant from his/her spouse shall, without any further action, automatically revoke the designation of such spouse as a Beneficiary of the Participant’s Benefits under the Plan but shall not result in the automatic revocation of any other Beneficiary designated by the Participant. The preceding sentence shall not preclude the Participant from executing a new Beneficiary Designation after his/her divorce is final and naming his/her former spouse as a Beneficiary of all or part of his/her Benefits. If no Beneficiary shall have been properly designated, or if no Beneficiary shall survive the Participant, the Benefits shall be payable to the Participant’s estate. All rights of a Beneficiary shall be derivative of the rights of the Participant, therefore, a Beneficiary shall not be entitled to any benefits hereunder if the Participant is not entitled to any benefits hereunder. During the lifetime of the Participant, the Beneficiary shall have no rights under this Plan.
     6. Forfeiture. Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of the Benefits shall be made and all rights of the Participant, his/her Beneficiary, or any other person to receive payments thereof shall be forfeited if the Participant shall have engaged in any activity or conduct which in the opinion of the Board is not in the best interests of the Bank, including, but not limited to,

(a)	conduct which results in the termination of Participant’s employment with the Bank for cause (as defined in 11 (c) below);

(b)	failure to devote all of Participant’s time, attention, skill and efforts to the performance of his/her duties for the Bank; or

(c)	for a period of time beginning on the date Participant leaves the Bank’s employ and continuing for a period of three (3) years from and after the date of termination, for any of the following reasons:
(1)	Participant becomes engaged in the banking business (or in any business in which the Bank or any of its affiliated companies is engaged) in any capacity for any entity or person (including, but not limited to banks), or Participant permits his name to be used in connection with any such business that is doing business within the counties of Harrison, Hancock, Jackson and Stone Counties, Mississippi;

(2)	Participant, directly or indirectly, for himself or for another, in any manner whatsoever, procures, solicits, accepts or aids another in the procurement, solicitation or acceptance of banking business or any business in which the Bank or any of its affiliated companies are engaged, or any person, firm, corporation, association or entity which was at the time of the Participant’s termination of employment with the Bank, either doing business with the Bank or any of its affiliated companies or being quoted or actively solicited as a business prospect by the Bank or its affiliated companies; or

(3)	Participant, directly or indirectly (a) induces, solicits or encourages any employee of the Bank or its affiliated companies, or any other persons associated with representation of the Bank or any of its affiliated companies, to leave the employment of the Bank or any of its affiliated companies, or (b) employs any employee of the Bank or its affiliated companies.
     7. No Employment Contract. Nothing contained herein shall be construed as conferring upon any Participant the right to be retained in the employ of the Bank nor limit the right of the Bank to discharge or otherwise deal with any Participant without regard to the existence of this Plan.
     8. Funding. This Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Bank for payment of any Benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Bank by reason of the right to receive a Benefit under this Plan and any Participant, Beneficiary or any other person shall have only the rights of a general, unsecured creditor of the Bank with respect to any rights under the Plan. Nothing contained in this Plan shall constitute a guaranty by the Bank or any other person or entity that the assets of the Bank will be sufficient to pay any Benefit hereunder.
     9. No Trust. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant, his/her Beneficiary or any other person.
     10. Spendthrift Provision. No Benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the recipient. Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void. Neither the Bank nor any Benefit payment shall be liable in any manner for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to any Benefits under this Plan.
     11. Change in Control.
(a)	General Rule. Unless this Plan is terminated by the transferee, purchaser, or successor entity in accordance with the requirements of Section 409A within one hundred and twenty days (120) following a Change of Control, no Participant shall be entitled to a distribution from the Plan as a result of such Change of Control.

(b)	Termination. If this Plan is terminated by the transferee, purchaser or successor entity within such one hundred and twenty (120) days, then upon a Change in Control each Participant employed on the Change of Control date shall become entitled to the benefit described in this Section 11 in lieu of any other benefit under this Plan. Such benefit shall be calculated by determining the present value of his/her Benefits hereunder using a discount rate of seven and one-half percent (7.5%). The amount so determined shall be paid in a lump sum to each Participant within one hundred eighty (180) days of the Change of Control date. Any termination of the Plan following a Change of Control shall be made in a manner consistent with the requirements of Section 409A.

(c)	Involuntary Separations. Notwithstanding the preceding, in the event that a Participant is involuntarily terminated within 180 days of a Change of Control, such Participant shall be entitled to the same benefit as if the Plan had been terminated, as described above in this Section 11. For this purpose a Participant shall be considered as involuntarily terminated if his/her employment is terminated by the Bank for reasons other than “cause” (as defined herein). For the purposes of this Agreement, “cause” shall mean conviction in a court of competent jurisdiction of a felony; or fraud, dishonesty, or embezzlement. Also, any willful violation of any law or willful violation of a significant Bank policy committed in connection with the Executive’s employment, with either resulting in an adverse effect on the Bank.

     12. Amendment. The Bank intends this Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Board, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board, shall be consistent with Section 409A, and shall be effective as of the date of such resolution.
     13. Severability. Without limitation of any other section contained herein, in case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. In the event any one or more of the provisions found in the Agreement shall be held to be invalid, illegal or unenforceable by any governmental regulatory agency or court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement and such provision shall be deemed substituted by such other provisions as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.
     14. Administration. The Board shall have full power and authority to interpret, construe and administer this Plan and to make all factual determinations necessary to the administration of the Plan, and the Board’s interpretations and construction thereof and actions thereunder, including any valuation of the Benefits hereunder, or the amount or recipient of the payment to whom made therefrom, shall be binding and conclusive on all persons for all purposes.
     15. Claims and Review Procedure.
(a)	Claims Procedure.
(1)	Initiation. A Claimant initiates a claim by submitting to the Board a written claim for the benefits.

(2)	Timing of Response. The Board shall respond to such Claimant within 90 days after receiving the claim. If the Board determines that special circumstances require additional time for processing the claim, the Board can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Board expects to render its decision.

(3)	Notice of Decision. If the Board denies part or all of the claim, the Board shall notify the Claimant in writing of such denial. The Board shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(A)	The specific reasons for the denial;

(B)	A reference to the specific provisions of the Plan on which the denial is based;

(C)	A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed;

(D)	An explanation of the Plan’s review procedures and the time limits applicable to such procedures; and

(E)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
(b)	Review Procedure. If the Board denies part or all of the claim, a Claimant shall have the opportunity for a full and fair review by the Board of the denial, as follows:
(1)	Initiation. To initiate the review, the Claimant, within 60 days after receiving the Board’s notice of denial, must file with the Board a written request for review.

(2)	Additional Submissions and Access to Information. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Board shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

(3)	Considerations on Review. In considering the review, the Board shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(4)	Timing of Response. The Board shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Board determines that special circumstances require additional time for processing the claim, the Board can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Board expects to render its decision.

(5)	Notice of Decision. The Board shall notify the Claimant in writing of its decision on review. The Board shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:
(A)	The specific reasons for the denial;

(B)	A reference to the specific provisions of the Plan on which the denial is based;

(C)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(D)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
     16. Disclosure. Each Participant shall receive a copy of this Plan. The Board will make available for inspection by any Participant a copy of any rules and regulations used by the Board in administering this Plan.
     17. Incapacity of Recipient. If a Participant or his/her Beneficiary is declared incompetent and a conservator or other person, legally charged with the care of his/her person or of his/her estate is appointed, any Benefits under this Plan to which such Participant or his/her Beneficiary is entitled shall be paid to such conservator, or other person legally charged with the care of his/her person or his/her estate.
     18. Unclaimed Benefit. Each Participant shall keep the Bank informed of his/her current address and the current address of his/her Beneficiary. The Bank shall not be obligated to search for the whereabouts of any person entitled to Benefits under this Plan. If the location of a Participant is not made known to the Bank within two years after the date on which any payment may be made, payment may be made as though the Participant had died at the end of the two-year period. If within one additional year after such two-year period has elapsed, or, within two years after the actual death of a Participant, the Bank is unable to locate any Beneficiary of the Participant, then the Bank shall have no further obligation to pay any Benefit hereunder to such Participant, his/her Beneficiary or any other person, and such Benefit shall be irrevocably forfeited.
     19. Limitations on Liability. Notwithstanding any of the preceding provisions of this Plan, neither the Bank nor any individual acting as an employee or agent of the Bank, or as a member of the Board, shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with this Plan.
     20. No Salary or Compensation. Any Benefit payable under this Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he/she may be entitled under any qualified retirement plan or other benefit arrangement of the Bank for the benefit of its employees.

     21. Governing Law. To the extent not preempted by ERISA, this Plan is established and maintained under, and will be construed according to, the laws of the State of Mississippi without regard to its conflicts of laws provisions.
     22. Construction and Compliance with Section 409A. Notwithstanding Section 21 hereof, this Plan shall be interpreted and administered consistent with Code Section 409A. Furthermore, all references to a particular statute shall be deemed to refer to all regulations and authoritative guidance issued thereunder and all references to a particular statute, regulation, or guidance of general applicability shall be deemed to refer to any superseding statute, regulation, or guidance of general applicability.
     23. Transition Rule for 2007. Notwithstanding any provision hereof to the contrary, any change in the time or form of payment made in this amendment and restatement, if any, may apply only to amounts that would not otherwise be payable in 2007 and may not cause any amount to be paid in 2007 that would not otherwise be payable in 2007.
     IN WITNESS WHEREOF, the Bank has caused this amended and restated Plan to be executed by its duly authorized officer.

THE PEOPLES BANK, BILOXI, MISSISSIPPI
By:
CHEVIS C. SWETMAN

Title: PRESIDENT & CEO

ATTEST:

EXHIBIT A
TO THE
DEFERRED COMPENSATION PLAN
OF
THE PEOPLES BANK, BILOXI, MISSISSIPPI
(as amended and restated as of October 1, 2007)
BENEFICIARY DESIGNATION
Participant:
     The Beneficiary or beneficiaries of any payments to be made under this Plan following my death shall be:
Primary Beneficiary
     I designate the following as primary beneficiary (beneficiaries) of my benefits under the Plan if I die before the receipt of all of my benefits:

Full Name:		Relationship:

Address (No., Street, City, State, Zip Code):

SS#:	Date of Birth:		% of Benefits:

Full Name:		Relationship:

Address (No., Street, City, State, Zip Code):

SS#:	Date of Birth:		% of Benefits:

Full Name:		Relationship:

Address (No., Street, City, State, Zip Code):

SS#:	Date of Birth:		% of Benefits:

(attach a separate sheet if additional space is needed)

Contingent Beneficiary
     Should all of the primary beneficiaries designated above predecease me and I die before the receipt of all of my Benefits, I designate the following as the contingent beneficiary (beneficiaries) of my Benefits under the Plan:

Full Name:		Relationship:

Address (No., Street, City, State, Zip Code):

SS#:	Date of Birth:		% of Benefits:

Full Name:		Relationship:

Address (No., Street, City, State, Zip Code):

SS#:	Date of Birth:		% of Benefits:

Full Name:		Relationship:

Address (No., Street, City, State, Zip Code):

SS#:	Date of Birth:		% of Benefits:

(attach a separate sheet if additional space is needed)
     I understand that if I designate more than one beneficiary in a class above (i.e. primary or contingent), each beneficiary in that class will receive an equal share of the benefits unless I specify a different percentage. If I designate more than one beneficiary in a class above (i.e. primary or contingent), the share of a beneficiary who predeceases me will be divided pro rata among the remaining designated beneficiaries in that class unless I specify an alternate disposition. Unless I specify an alternate disposition, I also understand that a beneficiary who survives me but who dies before the complete distribution of his/her benefits shall be entitled to designate the beneficiary of any benefits remaining after his/her death and that upon his/her failure to properly designate a beneficiary, the beneficiary’s remaining benefits shall be paid to his/her estate.
     I understand that this designation shall be subject to the terms of the Plan, as amended from time-to-time.

Signature of Witness	Date	Signature of Participant	Date

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